EXHIBIT 5

                 Opinion and consent of Gunderson Dettmer Stough
                      Villeneuve Franklin & Hachigian, LLP

                                 April 25, 1997


Clarify Inc.
2125 O'Nel Drive
San Jose, CA  95131



                  Re:      Clarify Inc. (the "Company")
                           Registration Statement for an aggregate
                           of 1,978,475 Shares of Common Stock
                           -----------------------------------

Ladies and Gentlemen:

         We  refer  to  your   registration  on  Form  S-8  (the   "Registration
Statement") under the Securities Act of 1933, as amended, of the (i) 1,158,475 shares of Common Stock available for issuance under the Company's 1995 Stock Option/Stock Issuance Plan and (ii) 820,000 shares of Common Stock available for issuance under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Gunderson Dettmer Stough Villeneuve
                                             Franklin & Hachigian, LLP


                                         Gunderson Dettmer Stough Villeneuve
                                         Franklin & Hachigian, LLP